UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 10, 2020
Date of Report (date of earliest event reported)
MFA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13991		13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

350 Park Avenue, 20th Floor	New York	New York	10022
(Address of Principal Executive Offices)			(Zip Code)
(212) 207-6400
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
6.50% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PC	New York Stock Exchange
8.00% Senior Notes due 2042	MFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, due to the turmoil in the financial markets resulting from the global pandemic of the coronavirus disease 2019 (COVID-19), MFA Financial, Inc. and its subsidiaries (the “Company”) have received an unusually high number of margin calls from counterparties under the Company’s repurchase agreement financing arrangements (“Repo Agreements”). In light of the Company’s being unable to meet all of these margin calls, on March 23, 2020, the Company notified its financing counterparties that it did not expect to be in a position to fund the anticipated volume of future margin calls under its Repo Agreements in the near term as a result of market disruptions created by the COVID-19 pandemic.

In light of the conditions and events discussed above, the Company has been engaged in ongoing discussions with its Repo Agreement financing counterparties regarding entry into a global forbearance arrangement. On April 10, 2020, the Company entered into a forbearance agreement (the “Forbearance Agreement”) with certain of its Repo Agreement counterparties (each, a “Participating Counterparty,” and collectively, the “Participating Counterparties”), the principal terms and conditions of which are the following:

•
Term. The term of the Forbearance Agreement is from April 10, 2020, through 6:30 p.m. ET on April 27, 2020 (the “Forbearance Term”), unless terminated earlier upon the occurrence of a Termination Triggering Event (as defined under “Termination” below). The Forbearance Agreement does not provide for automatic extensions beyond the Forbearance Term. Rather, the Forbearance Agreement permits the parties to extend the term for a period of not less than 75 days (and, if not so extended, a non-extending counterparty will have certain of its rights with respect to collateral reduced). As such, a further agreement among the Company and the Participating Counterparties must be executed to extend the Forbearance Term.

•
Forbearance. During the Forbearance Term, each Participating Counterparty has agreed to forbear (“Forbearance”) from exercising any of its rights or remedies (including, without limitation, a Participating Counterparty’s right to sell collateral in order to enforce margin calls) as a result of specified events of defaults under the Repo Agreements, provided that each Participating Counterparty is permitted during the Forbearance Term to, among other things, (i) request, demand or provide notice of margin, collateral or payments under the applicable Repo Agreement and (ii) exercise any rights or remedies required by FINRA Rule 4210 (generally, the FINRA customer margin rule requirements) if, after good faith efforts, it is unable to obtain a waiver of, an extension pursuant to, or to otherwise excuse compliance with, FINRA Rule 4210.

•	Interest Rate. During the Forbearance Term, each Participating Counterparty will accrue interest on the outstanding balance under its Repo Agreement at a rate of one-month LIBOR plus 5%.

•
Termination. The Forbearance Agreement shall terminate upon the occurrence of certain events including, among others, the following: (i) the Company’s breaching any Forbearance Covenant (as defined under “Covenants by the Company” below), (ii) the filing of a voluntary or involuntary bankruptcy petition regarding the Company, (iii) Nonparticipating Counterparties (as defined below) exercising remedies under any Repo Agreements or any similar agreements with the Company to sell or otherwise dispose of assets corresponding to an aggregate gross principal balance in excess of $330 million, (iv) the Company’s making a dividend payment or other distribution on the Company’s preferred or common stock or (v) the CMBX.NA.AAA.13 Index (an objective, market-based index relating to the CMBS market) remaining 20% below the level of such index as of the commencement of the Forbearance Term for three (3) consecutive business days (each, a “Termination Triggering Event,” and collectively, the “Termination Triggering Events”).

•
No Company Remedies Upon Termination Triggering Event. Upon a Termination Triggering Event, Forbearance shall cease and each Participating Counterparty shall be permitted to liquidate any collateral it may hold under its applicable Repo Agreement, without any ability of the Company to cure or otherwise remedy the Termination Triggering Event.

•
Covenants by the Company. During the Forbearance Term, the Company covenants, among other agreements (each, a “Forbearance Covenant”), that: (i) no dividend or other distribution shall be made on the Company’s preferred or common stock, (ii) the terms of any forbearance agreement entered into with a Nonparticipating Counterparty (as defined below) on par with or more favorable than those under the Forbearance Agreement will be deemed incorporated without any further action, (iii) the Company will make no draws upon or otherwise access extensions of credit, subject to certain exceptions, and (iv) certain income and other proceeds received by the Company shall be applied to pay-down obligations under the Repo Agreements.

Participating Counterparties represent repurchase obligations of an aggregate of $4.8 billion, or 83%, of the approximately $5.8 billion of total outstanding obligations under all of the Company’s Repo Agreements at April 9, 2020. The Company believes that it has good working relationships with certain nonparticipating counterparties (each, a “Nonparticipating Counterparty,” and collectively, the “Nonparticipating Counterparties”) that represent the remaining $1.0 billion, or 17%, of its total outstanding repurchase agreement obligations, and it is in discussions with these lenders with respect to alternative arrangements.

In connection with the Forbearance Agreement, the Company also granted to the Participating Counterparties a valid and perfected first-priority security interest in, and lien upon, (i) all of the Company’s assets that were unencumbered prior to the Forbearance Agreement, and (ii) all of the Company’s right, title and interest in and to any and all Repo Agreements and related documents entered into by the Company, after giving effect to certain rights therein. As of April 10, 2020, the Company’s unencumbered assets included residential whole loans, real estate owned, cash and other assets with an estimated market value of approximately $1.3 billion.

The above description of the terms of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by the full text of the Forbearance Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

In response to the unprecedented market conditions discussed above related to the COVID-19 pandemic and related market volatility, the Company has taken steps to manage and de-lever its portfolio to generate liquidity, including by selling certain of its investment assets. In particular, in various separate transactions since March 23, 2020, residential mortgage assets were sold, which generated aggregate proceeds of approximately $3.5 billion. The proceeds from these sales were used to reduce the associated Repo Agreement obligations. These sales were comprised of (i) approximately $2.9 billion of residential mortgage securities, including $1.4 billion of Agency MBS, $1.3 billion of Non-Agency MBS and $44.7 million of CRT securities, (ii) $659.9 million of residential whole loans, and (iii) $136.8 million of MSR-related assets. The Company is unable to accurately identify the purchasers of these assets because the transactions were completed primarily through securities dealers.

Item 2.02. Results of Operations and Financial Condition.

On April 10, 2020, the Company issued a press release announcing, among other things, its preliminary estimate of GAAP book value per common share and Economic book value per common share for the quarter ended March 31, 2020, as well as information related to its cash on hand. A copy of the press release is attached hereto as Exhibit 99.1 and, with respect to such financial information, is incorporated herein by reference.

The information provided pursuant to this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

On April 10, 2020, the Company issued a press release related to the Forbearance Agreement and certain other Company updates, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The Company is supplementing the risk factors described under “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019 (“Form 10-K”), with the additional risk factors set forth below. These supplemental risk factors should be read in conjunction with the other risk factors described in the Form 10-K.

The term of the Forbearance Agreement is limited and may be terminated prior to its expiration upon certain events, and does not bind all counterparties.
The Forbearance Term is limited and, unless extended by the parties, will expire on April 27, 2020. See “Term” under Item 1.01 above. Further, as described under “Termination” in Item 1.01 above, the Forbearance Agreement may terminate earlier than April 27, 2020, upon the occurrence of specified Termination Triggering Events. Therefore, we cannot predict the full length of the Forbearance Term. Any early termination of the Forbearance Term, our inability to extend the Forbearance Term, or our inability to fully come to an agreement with our counterparties (including Nonparticipating Counterparties) with respect to the remaining outstanding repurchase agreement obligations could have a material adverse effect on our business.
The recent global COVID-19 pandemic has adversely affected, and will likely continue to adversely affect, our business, financial condition, liquidity and results of operations.
We believe the worldwide COVID-19 pandemic has negatively affected our business and is likely to continue to do so. The outbreak has caused significant volatility and disruption in the financial markets both in the United States and globally. If COVID-19, or another highly infectious or contagious disease, continues to spread or the response to contain it is unsuccessful, we could continue to experience material adverse effects on our business, financial condition, liquidity, and results of operations. The extent of such effects will depend on future developments which are highly uncertain and cannot be predicted, including the geographic spread of the novel coronavirus, the overall severity of the disease, the duration of the outbreak, the measures that may be taken by various governmental authorities in response to the outbreak (such as quarantines and travel restrictions) and the possible further impacts on the global economy. The continued spread of COVID-19 could also negatively impact the availability of key personnel who are necessary to conduct our business.
Any significant decrease in economic activity or resulting decline in the housing market could have an adverse effect on our investments in mortgage real estate assets. In addition, as interest rates continue to decline as a result of demand for U.S. Treasury securities and the activities of the Federal Reserve, prepayments on our assets are likely to increase due to refinancing activity, which could have a material adverse effect on our result of operations.
Further, in light of the current environment related to the COVID-19 pandemic on the overall economy, such as rising unemployment levels or changes in consumer behavior related to loans as well as government policies and pronouncements, borrowers may experience difficulties meeting their obligations or seek to forbear payment on or refinance their mortgage loans to avail themselves of lower rates, which may adversely affect our result of operations.
We cannot predict the effect that government policies, laws and plans adopted in response to the COVID-19 pandemic and global recessionary economic conditions will have on us.
Governments have adopted, and we expect will continue to adopt, policies, laws and plans intended to address the COVID-19 pandemic and adverse developments in the credit, financial and mortgage markets. We cannot assure you that these programs will be effective, sufficient or otherwise have a positive impact on our business.

Cautionary Language Regarding Forward-Looking Statements

When used in this report or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: the Company’s estimates of its outstanding borrowings under its financing arrangements, uncertainties related to negotiations with the Company’s financing counterparties including with respect to any forbearance agreement and the timing of any such agreement or the terms thereof. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, risks related to the Forbearance Agreement, including the duration of such agreement, the Company’s ability to meet its ongoing obligations under such agreement, and the Company’s ongoing discussions with Nonparticipating Counterparties; the Company’s ability to accurately estimate its book value per common share for the quarter ended March 31, 2020; its portfolio composition and cash balances (particularly in light of the highly volatile and uncertain market conditions); changes in interest rates; changes in default rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; changes in the market value of our assets; general economic conditions; conditions in the market for our residential mortgage backed securities, residential whole loans, residential mortgage securities, MSR-related assets and other residential mortgage assets; the timing and amount of distributions to our stockholders; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; conditions in the real estate market; legislative and regulatory changes that could adversely affect the business of the Company; and the ongoing spread and economic and operational effects of the COVID-19 virus. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Forbearance Agreement, dated as of April 10, 2020, by and among the Company and the several Participating Counterparties thereto.

99.1	Press Release, dated April 10, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2020	MFA FINANCIAL, INC.

	By:	/s/ Harold E. Schwartz
	Name:	Harold E. Schwartz
	Title:	Senior Vice President and General Counsel